Exhibit 10.17

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

Set forth below are the 2007 annual base salaries of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Wisconsin Energy Corporation. Unless otherwise noted, the named executive officers serve in the positions indicated for Wisconsin Energy Corporation (WEC) and its wholly-owned subsidiaries, Wisconsin Electric Power Company (WE) and Wisconsin Gas LLC. WE is a reporting company under the Securities and Exchange Act of 1934, as amended.

Gale E. Klappa	$1,075,350
Chairman of the Board, President and Chief Executive Officer

Frederick D. Kuester	$622,750
Executive Vice President of WEC and WG; Executive Vice President and Chief Operating Officer of WE

Allen L. Leverett	$576,000
Executive Vice President and Chief Financial Officer

James C. Fleming	$420,000
Executive Vice President and General Counsel

Larry Salustro* Executive Vice President	$424,872

*	Mr. Salustro retired effective February 28, 2007, and will receive a pro rated amount of his annual base salary.